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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sunoco, Inc. Long-Term Performance Enhancement Plan II and to the incorporation by reference therein of our report dated February 8, 2001, with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, and our report dated March 1, 2001 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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Ernst & Young LLP
Philadelphia, Pennsylvania
May 3, 2001